Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144617 and 333-141391) and Form S-3 (No. 333-156790) of First California Financial Group, Inc. of our report dated March 5, 2010, with respect to the consolidated financial statements of First California Financial Group, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/    MOSS ADAMS LLP

Los Angeles, California

March 5, 2010